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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2005

REGISTRATION NO. 333-124211

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEXCEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Organization or Incorporation)	3089 (Primary Standard Industrial Classification Code Number)	94-1109521 (I.R.S. Employer Identification Number)
Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Ira J. Krakower, Esq.
Senior Vice President, General Counsel and Secretary
Hexcel Corporation
281 Tresser Boulevard
Stamford, Connecticut 06901-3238
(203) 969-0666
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Joseph A. Coco, Esq.
Thomas W. Greenberg, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

        Approximate Date of Commencement of Proposed Sale to the Public:    As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to the said Section 8(a), may determine.

EXPLANATORY NOTE

        The purpose of this Amendment No. 1 is solely to amend Part II of this Registration Statement. No changes have been made to Part I of the Registration Statement. Accordingly, it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Set forth below is a description of certain provisions of the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation of the Company and the Hexcel Corporation 2003 Incentive Stock Plan, as amended (the "Incentive Stock Plan"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the DGCL, the Certificate of Incorporation of the Company, the Bylaws of the Company and the Incentive Stock Plan, which are incorporated herein by reference.

        Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity at another corporation or business organization, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (Liability of Directors for Unlawful Payment of Dividend or Unlawful Stock Purchase or Redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

        The Company's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, to the full extent permitted by the DGCL. The Company's Certificate of Incorporation also provides that the Company shall indemnify its directors and officers to the full extent permitted by the DGCL; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. The Certificate of Incorporation further provides that the Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification similar to those provided to the directors and officers of the Company to the employees and agents of the Company who are not directors or officers of the Company.

        Pursuant to the Incentive Stock Plan, no member of the Compensation Committee of the Board of Directors of the Company, or such other committee or committees of the Board of Directors as may be designated by the Board of Directors from time to time to administer the Incentive Stock Plan, shall be liable for any action or determination made in good faith, and the members of such committee or committees shall be entitled to indemnification in the manner provided in the Company's Certificate of Incorporation.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Hexcel Corporation (incorporated herein by reference to Exhibit 1 to Hexcel's Registration Statement on Form 8-A dated July 9, 1996, Registration No. 1-08472).
3.2
Certificate of Amendment of the Restated Certificate of Incorporation of Hexcel Corporation (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).
3.3	Restated Bylaws of Hexcel Corporation (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.1
Indenture dated as of February 1, 2005 between Hexcel Corporation and The Bank of New York, as trustee, relating to the issuance of the 6.75% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit 99.1 to Hexcel's Current Report on Form 8-K dated February 4, 2005).
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Hexcel Corporation.
12.1*	Statement regarding the computation of ratio of earnings to fixed charges for the Company, for the years ending December 31, 2000, 2001, 2002, 2003, and 2004.
23.1*	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP.
23.2*	Consent of Independent Registered Public Accounting Firm—Deloitte Touche Tohmatsu CPA Ltd. (BHA Aero Composite Parts Co. Ltd.).
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included within Exhibit 5.1 hereto).
24.1*	Power of Attorney.
25.1*	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as trustee, under the Indenture relating to the 6.75% Senior Subordinated Notes due 2015.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Clients.
99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.
99.5*	Form of Exchange Agent Agreement.
99.6*	Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9.

*
Previously filed.

Item 22. Undertakings

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, state of Connecticut, on May 4, 2005.

HEXCEL CORPORATION
By:	/s/ STEPHEN C. FORSYTH Name: Stephen C. Forsyth Title: Executive Vice President; Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David E. Berges	Chairman of the Board; Chief Executive Officer; President; Director	May 4, 2005
/s/ STEPHEN C. FORSYTH Stephen C. Forsyth	Executive Vice President; Chief Financial Officer	May 4, 2005
* William J. Fazio	Controller; Principal Accounting Officer	May 4, 2005
* Joel S. Beckman	Director	May 4, 2005
* H. Arthur Bellows, Jr.	Director	May 4, 2005
* Jeffrey C. Campbell	Director	May 4, 2005
* Sandra L. Derickson	Director	May 4, 2005
* James J. Gaffney	Director	May 4, 2005
* Sanjeev K. Mehra	Director	May 4, 2005

S-1

* Peter M. Sacerdote	Director	May 4, 2005
* Robert J. Small	Director	May 4, 2005
* Martin L. Solomon	Director	May 4, 2005
*By:	/s/ STEPHEN C. FORSYTH Attorney-in-fact

S-2

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Hexcel Corporation (incorporated herein by reference to Exhibit 1 to Hexcel's Registration Statement on Form 8-A dated July 9, 1996, Registration No. 1-08472).
3.2
Certificate of Amendment of the Restated Certificate of Incorporation of Hexcel Corporation (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).
3.3	Restated Bylaws of Hexcel Corporation (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.1
Indenture dated as of February 1, 2005 between Hexcel Corporation and The Bank of New York, as trustee, relating to the issuance of the 6.75% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit 99.1 to Hexcel's Current Report on Form 8-K dated February 4, 2005).
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Hexcel Corporation.
12.1*	Statement regarding the computation of ratio of earnings to fixed charges for the Company, for the years ending December 31, 2000, 2001, 2002, 2003, and 2004.
23.1*	Consent of Independent Registered Public Accounting Firm — PricewaterhouseCoopers LLP.
23.2*	Consent of Independent Registered Public Accounting Firm — Deloitte Touche Tohmatsu CPA Ltd. (BHA Aero Composite Parts Co. Ltd.).
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included within Exhibit 5.1 hereto).
24.1*	Power of Attorney.
25.1*	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as trustee, under the Indenture relating to the 6.75% Senior Subordinated Notes due 2015.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Clients.
99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.
99.5*	Form of Exchange Agent Agreement.
99.6*	Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9.

*
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX